Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 20, 2013, in the Registration Statement (Form S-1MEF) and the related Prospectus of TESARO, Inc.

Boston, Massachusetts
February 25, 2013